UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

Crisp Momentum Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Palm Beach Lakes Blvd., Suite 820 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 351-9195

OpenLocker Holdings, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2025, Crisp Momentum Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Jakota Capital AG, a company incorporated under the laws of Switzerland (the “Buyer”), pursuant to which the Company agreed to issue and sell to the Buyer a total of 1,000,000,000 shares of common stock (the “Shares”) for a total purchase price of $6,000,000 (the “Transaction”). Pursuant to the terms and conditions of the Purchase Agreement, at the closing, the Company received (i) $3,000,000 of the purchase price in cash and (ii) a promissory note issued by the Buyer in the amount of $3,000,000 (the “Note”). The Note accrues interest at 0.1% per annum and matures on the earlier of 90 days from the closing date or such earlier date as the Note may be accelerated pursuant to the event of default provisions set forth therein. If the Buyer does not repay the Note by its maturity date, the Company will have the right to redeem a portion of the Shares issued in the Transaction, equal in value to the unpaid balance of the Note, for a total redemption price of $1.00.

The Buyer is a related party with prior investment history in the Company. Prior to the closing, the Buyer owned approximately 22.65% of the issued and outstanding shares of common stock of the Company on a fully diluted basis. The Shares issued to the Buyer pursuant to the Purchase Agreement constitute approximately 48.70% of the shares of common stock of the Company outstanding on a fully diluted basis immediately following the closing, increasing the Buyer’s total ownership to 60.32%. The Purchase Agreement contains representations, warranties and covenants of the Company that are customary for a transaction of this nature. The Purchase Agreement also contains indemnification obligations of the parties thereto.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are subject to and qualified in their entirety by the full text of the Purchase Agreement and the Note, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

As a condition to closing, the parties agreed that the Buyer must enter into a lock-up agreement with the Company, pursuant to which the Buyer agreed that it will not sell or transfer (subject to certain customary exceptions) any shares of the Company’s common stock for a period of six months following the closing. The Form of Lock-Up Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The Shares are being offered and sold by the Company to the Buyers under the Purchase Agreement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical facts included in this report are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” “will,” “would” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the registrant’s filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the registrant’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the registrant’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The registrant assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as required by U.S. federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated as of September 5, 2025, by and between Crisp Momentum Inc. and Jakota Capital AG.*
10.2	Form of Promissory Note.
10.3	Form of Lock-Up Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crisp Momentum Inc.

Dated: September 9, 2025	By:	/s/ Renger van den Heuvel
	Name:	Renger van den Heuvel
	Title:	Chief Executive Officer